Exhibit 10.27

House lease
contract

Lessor (hereinafter referred to as Party A): Hangzhou Tianxia Textile Co., Ltd.

Lessee (hereinafter referred to as Party B): Hangzhou Shanyou Medical Equipment Co., Ltd.

After full consultation, Party A and Party B, based on the principle of good faith and in accordance with relevant national policies and regulations, have reached the following lease contract for mutual compliance.

一、Address of the leased house: steel structure in the courtyard ofNo.113, Louta Town Development Zone, Xiaoshan District

二、 Leased purpose: Party B rents Party A's house for sterilization warehouse.

四、Lease amount: seventy thousand yuan only (including tax)

五、Deposit: None.

六、Payment method: lump sum payment upon conclusion of the contract.

七、Handover of House: After Party B pays the house rent and security deposit on the day of signing the contract, Party A shall hand over the house key and the right to use the house to Party B. After the contract is terminated, Party B shall handle it according to the termination clause of this contract.

八、Lease period: 1. During the lease period, Party B shall pay the water fee, electricity fee, telephone fee, elevator fee, property fee, sewage fee, personal income tax, property tax, land use tax and other taxes payable. Party B shall pay the rent and security deposit to Party A in strict accordance with the time stipulated in this contract. If it fails to pay the rent within the time limit, it shall pay a late fee of RMB three hundred and fifty yuan for each overdue day. If the overdue date exceeds 30 days, Party A has the right to repossess the house, automatically terminate the contract, investigate Party B's liability for breach of contract, and dispose of all the articles left by Party B in the leased house. 2. During the lease period, Party B shall not terminate the contract ahead of schedule. If Party B terminates the contract ahead of schedule, the paid rent and deposit will not be returned to Party B, and Party A will be compensated for six months' rent. Fee. If Party A terminates the contract in advance (except for force majeure), it shall compensate Party B for 6 months' rent. 3. During the lease period, if Party A sells the house, it shall notify Party B one month in advance. Under the same conditions, Party B has the preemptive right. If Party A transfers the house according to legal procedures, this contract will remain valid for the new owner and Party B after the transfer.

九、Use and decoration of the house: 1. Party B must use Party A's house according to the purpose agreed in the contract. If it changes its use, it must be approved by Party A before it can be changed; 2. Party B shall use the premises legally and shall not do anything illegal in the leased premises. 3. Party B shall not sublease the leased house to a third party. If it is subletted to a third party, Party B shall compensate Party A for double the annual rent, and the deposit and the paid rent shall not be refunded, and shall bear civil and criminal responsibilities according to law. 4. If Party B needs to decorate, the decoration scheme and drawings shall be submitted to Party A for review before decoration, and the decoration can only be carried out after Party A's consent, and Party B's decoration shall not damage the original structure of the house, thus causing potential safety hazards. 5. During the lease period of Party B, Party A is not responsible for the maintenance and repair of the house. And all expenses incurred shall be borne by Party B.. 6. Party B needs to remove part of the wall between the rented workshop and the steel shed to facilitate the passage of people and goods. 7. Party B needs to remove a passage from the fence in the northwest corner of Party A's factory to facilitate Party B to enter the leased factory. 8. After the expiration of the contract, the site will be restored to its original state. In case of special circumstances, it is not necessary to restore or dismantle it, and both parties will negotiate again.

十、Other agreements: If the factory building or store is leased, Party B shall actively cooperate with Party A's government to implement relevant policies during the lease period, including but not limited to the annual per mu tax, fire safety production regulations, etc.

十一、Expiration of the Contract: Party B shall contact Party A three months in advance to discuss whether to renew the lease. If Party B requests to renew the lease, it needs to contact Party A to re-sign the lease contract one month before the lease expires. Under the same conditions, Party B has the priority to lease. If Party B doesn't renew the lease, Party B will hand over the house to Party A, and Party B can't dismantle the decoration in the site without authorization. The fixed decoration of the interior wall and floor of the house belongs to Party A.. All other movable items (without destroying the original decoration) are owned by Party B.. In case of special circumstances, if Party A requires the site to be restored to its original state, Party B shall cooperate to complete it.

十二、Termination of the Contract

1. Party B shall pay all expenses agreed in the contract. If Party A finds out that Party B is in arrears, Party A will hold Party B accountable for its economic responsibility. If the deposit paid is not enough to offset the arrears, Party B shall make up the arrears to Party A..

2. If Party B uses this house to register industrial and commercial tax and other registrations, it shall complete the industrial and commercial tax and other cancellation procedures for the registration of this house within one week after the termination of the contract, and submit a copy of the completed information to Party A after the completion, otherwise it will be regarded as a breach of contract and the deposit will not be refunded; Party B shall bear all the losses caused to Party A as a result.

3. Party B shall remove the things belonging to Party B from the house before the termination date of the contract, clean the house, handle the handover procedures with Party A and sign for confirmation.

4. After Party B completes the house handover procedures and pays all the expenses, Party A will return the deposit to Party B within two months after one month from the date of taking over the house.

十三、 Rights and obligations of both parties

(1) During the lease period, the lessee is the actual manager of the house, and all safety accidents occurring in the house shall be borne by the lessee, which has nothing to do with the lessor, including but not limited to throwing objects at high altitude, improper use of water and electricity, falling down in the house and other casualties. If the lessee uses the house for improper operation or illegal activities, the lessor has the right to take back the house immediately and unconditionally.

(2) If Party B has any of the following circumstances, Party A may unilaterally terminate the contract in advance and take back the house.

1. Party B subleases, transfers or lends the house without authorization;

2. Party B uses the house to engage in illegal activities and damage the public interests;

3. Party B's overdue payment of rent and related expenses for a total of fifteen days.

(3) If Party B needs to terminate the lease contract during the lease term, it shall obtain the consent of Party A. If Party A does not agree to terminate the lease contract in advance, Party B shall pay Party A six months' rent as liquidated damages. After the expiration of the contract, if Party B fails to move within the time limit, Party A has the right to settle it through arbitration and litigation procedures, and Party B shall be responsible for the losses suffered by Party A as a result.

(4) After the expiration of this contract, Party B has the priority to renew the lease under the same conditions.

(5) If Party B fails to pay the rent and related property fees on time due to its responsibility, a late payment fee of three thousandths of the total amount owed by Party B shall be charged. If Party B leaves without any check-out fee during the lease period, the property expenses owed shall be borne by Party B..

(6) Party B shall ensure the normal use of the premises and facilities. Party B shall be responsible for the maintenance of the house and indoor facilities damaged by Party B during the lease period, and the facilities that cannot be repaired shall be compensated for the loss of Party A..

(7) Party A shall not take back the house without reason. If it is really necessary to take it back, it shall notify Party B three months in advance and get Party B's consent, except as agreed by both parties.

(8) If Party B leaves the leased premises without going through any written procedures to dissolve or terminate its lease relationship in advance during the lease period, and can't be contacted and has no specific reply, Party A has the right to enter the leased premises, move or vacate the articles belonging to Party B left by Party B in the leased premises, which is not an infringement, and all the expenses owed by Party B shall be borne by Party B..

(9) During the lease period, Party B shall not damage the existing decoration and main body of the house. If it needs secondary decoration, it shall submit the decoration scheme to Party A..

(10) Party B shall provide Party A with a copy of the company's business license and a copy of the identity cards of legal persons and managers (both of which shall be stamped with official seals).And telephone number and address. If the contact information is changed, Party A shall be informed in writing in time.

十四、Matters not covered herein shall be governed by the relevant provisions of the Contract Law. A supplementary agreement can be made through mutual consultation, and the supplementary agreement has the same legal effect as this contract.

十五、All disputes arising from the performance of this contract can be settled through negotiation by both parties. If negotiation fails, they can bring a lawsuit to Xiaoshan District People's Court.

十六、 If Party B has incorporated a company with the house as its registered address, after the lease relationship is dissolved, Party B must change the registered address of the company registered here and show its business license after the change of address before returning the deposit.

十七、This contract is made in duplicate, one for each party, and shall come into effect after being signed by both parties.

Party A	Party B

address	address

Contact number	Contact number

2023.11.30

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